Exhibit 99.1

Dr. Bassam Damaj Appointed to Hispanica International Delights of America, Inc. Board of Directors

New York, NY (July 14, 2016) -- Hispanica International Delights of America, Inc. (OTC: HISP), a diversified food and beverage company in the Hispanic and ethnic food industry, announced today the appointment of Bassam Damaj, PhD to its Board of Directors. Dr. Damaj brings with him the expertise of navigating the public markets. He currently serves as President & CEO of Innovus Pharma (OTCQB: INNV). Prior to joining Innovus, Dr. Damaj served as President & Chief Executive Officer of Apricus Biosciences, Inc., (NASDAQ: APRI) from December 2009 until November 2012. At Apricus, he was responsible for the approval of its lead drug, Vitaros, a treatment for erectile dysfunction. Dr. Damaj also signed multimillion-dollar partnerships between Apricus and leading pharmaceutical companies such as Abbott, Novartis-Sandoz and Takeda.

Before Apricus, Dr. Damaj was a co-founder of Bio-Quant, Inc. At Bio-Quant, he served as the Chief Executive Officer, Chief Scientific Officer and Director from its’ inception in June 2000 until its acquisition by Apricus Biosciences in December 2009. In addition, Dr. Damaj was the founder, Chairman, President & Chief Executive Officer of R&D Healthcare, and the co-founder of Celltek Biotechnologies. He also served as a Director of the Board of Directors at CreAgri, Inc. and was a Member of the Scientific Advisory Board of MicroIslet, Inc. He is the author of the Immunological Reagents and Solutions reference book, the inventor of many patents and author of numerous peer reviewed scientific publications. He won a US Congressional award for the Anthrax Multiplex Diagnostic Test in 2003. Dr. Damaj holds a Ph.D. degree in Immunology/Microbiology from Laval University and completed a postdoctoral fellowship in molecular oncology from McGill University.

“We are very pleased that someone with Dr. Damaj’s track record has joined our Board of Directors as an Independent Board member. He is a proven leader, and he will provide immediate benefits to our Company,” said Fernando Oswaldo Leonzo, CEO of Hispanica International Delights of America, Inc.

“Joining the Board of Directors at Hispanica is a great opportunity for me because the company has recently started executing its business plan and expansion into the fastest growing segment of the food industry- the Hispanic and ethnic food industry,” said Dr. Damaj. “I’m very excited to be part of this rapidly evolving company and look forward to making great contributions to Hispanica’s success.”

About Hispanica International Delights of America, Inc.

Hispanic International Delights of America, Inc. (HISP) is a public company, founded in 2013. HISP is engaged in the distribution of proprietary, licensed and third party Hispanic and Ethnic food and beverages throughout the United States. HISP has already begun to distribute fruit juices, nectars, and milk based products and will begin to distribute teas, carbonated drinks, dry goods, preserves, frozen foods and bakery products. The brands distributed are under a proprietary basis (through distribution agreements and/or exclusive licensing arrangements). These brands emulate the flavors, tastes, and traditions which have been known for generations among the Hispanic and other ethnic groups which are now becoming part of the American mainstream diet. HISP is also committed in building long-term relationships with its consumers by offering superior, high quality products at the most competitive prices.

HISP is headquartered in New York State with distribution operations under way in the New York City Tri-State Region, the Washington, D.C. Metro Area, the Houston Metropolitan Area, and in Los Angeles and the Southern California Region.

For more information on Hispanica International Delights of America, Inc. please visit http://www.hispanicadelights.com/

SAFE HARBOR ACT

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Hispanica International Delights of America, Inc. its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Hispanica International Delights of America, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Hispanica International Delights of America, Inc.’s filings with the Securities and Exchange Commission.

SOURCE: Hispanica International Delights of America, Inc.

Investors Relations Contact: Please contact Kevin Holmes from Chesapeake Group email: info@chesapeakegp.com (410) 825-3930